Exhibit 99.1
NEWS RELEASE

HECLA APPOINTS LARRY RADFORD AS
VICE PRESIDENT OF OPERATIONS

FOR IMMEDIATE RELEASE
October 19, 2011

COEUR D’ALENE, IDAHO -- Hecla Mining Company (“Hecla”) (NYSE:HL) is pleased to announce the appointment of Mr. Larry Radford to the position of Vice President - Operations effective immediately. In this role, Mr. Radford will oversee Hecla’s operations, development projects, and pre-development initiatives and will be based in the Coeur d’Alene corporate office in Idaho.

“We are very pleased that Larry has decided to join us,” said Phillips S. Baker, Jr., Hecla’s President and Chief Executive Officer. “This is another milestone in building a strong team to achieve our growth strategy and deliver shareholder value. His extensive experience in the Americas and Australia in both open pit and underground mines will benefit our current operations and growth initiatives.”

Mr. Radford, a Mining Engineer, has over 30 years of experience in the mining industry, providing operational and technical support to large-scale operations in the United States, Chile, Brazil, and Australia. His expertise includes senior level technical and strategic planning, mine start-up, and troubleshooting. Mr. Radford was more recently Regional Vice President for South American operations for Kinross Gold Corporation where he led the turnaround of the La Coipa and Maricunga mines and held a number of roles including Vice President of Strategic Planning of both existing and future mines at the corporate level, and Vice President and General Manager of the Fort Knox mine in Alaska. From the late 1980s to 2007, Mr. Radford was with Barrick Gold Corporation where he spent a significant number of years in senior roles at the Goldstrike Complex in Nevada. Mr. Radford was first introduced to mining as an Underground Miner at the Bunker Hill Mining Company in the late 1970s. He earned his Bachelor of Science in Mining Engineering from the University of Idaho and his Masters in Business Administration from the University of Alaska-Fairbanks.

“I'm happy to be returning to Hecla,” said Larry Radford, Hecla's Vice President - Operations. “After more than 30 years in the mining industry, I have come full circle to where it all started as an intern for the Company in 1981. Hecla has a rich history, an experienced team, and I look forward in being part of Hecla's promising future.”

ABOUT HECLA

Established in 1891, Hecla Mining Company is the largest and lowest cash cost silver producer in the U.S. The company has two operating mines and exploration properties in four world-class silver mining districts in the U.S. and Mexico.

Cautionary Statements

Statements made which are not historical facts, such as anticipated payments, litigation outcome (including settlement negotiations), production, sales of assets, exploration results and plans, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, environmental and litigation risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

Mélanie Hennessey	Direct Main: 800-HECLA91 (800-432-5291)
Vice President – Investor Relations	Email: hmc-info@hecla-mining.com
Direct: 604-694-7729	Website: www.hecla-mining.com

Hecla Canada Ltd.	Hecla Mining Company
400 – 580 Hornby Street	6500 N. Mineral Drive, Suite 200
Vancouver, British Columbia	Coeur d’Alene, Idaho 83815
V6C 3B6 Canada